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                                                                    EXHIBIT 99.1


                       [MARKETING SPECIALISTS LETTERHEAD]


FOR IMMEDIATE RELEASE
March 10, 2000


                         MARKETING SPECIALISTS APPOINTED
                       PRIMARY MERCHANDISER FOR SC JOHNSON

             NATION'S ONLY PUBLICLY HELD FOOD BROKER WILL REPRESENT LEADING PRODUCER OF CONSUMER PRODUCTS IN APPROXIMATELY 11,000 STORES


     DALLAS, TX...MARCH 10, 2000 - Marketing Specialists Corporation (Nasdaq/NMS:MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods -- and the only publicly traded food broker in the United States -- announced today that it has been appointed as the primary merchandising organization for SC Johnson, one of the world's leading producers of consumer products, effective April 1, 2000.

     Marketing Specialists will represent SC Johnson in nearly 11,000 stores throughout the United States, with the exception of the Northeast.

     "We're very excited to partner with SC Johnson," said Kurt Nolin, executive vice president of retail operations for Marketing Specialists. "The strength, vitality and visibility of SC Johnson brands are in line with Marketing Specialists' goal of partnering with premiere national manufacturers who want superior representation in the various U.S. consumer channels."


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MARKETING SPECIALISTS APPOINTED                                      PAGE 2 OF 2
NATIONAL MERCHANDISER FOR SC JOHNSON


     Marketing Specialists Corporation is one of the two largest food brokerages in the United States. Comprised of more than 7,000 associates in 65 branch offices across the country, Marketing Specialists offers sales and marketing services to manufacturers seeking to distribute their products nationally.

     SC Johnson is a 114-year-old, family-owned-and-managed global business with 9,500 employees worldwide and estimated annual sales exceeding $4.2 billion. The Company maintains leadership positions in more than 100 markets around the world, with such well-known household product brands as Glade(R), OFF!(R), Windex(R), Raid(R), Scrubbing Bubbles(R) and Ziploc(R), among others. SC Johnson is consistently named "one of the best 100 companies to work for" by Fortune and Working Mother magazines. The Company is often recognized for its corporate philanthropic investments totaling 5 percent of pre-tax profits in programs and initiatives working to improve the quality of life for people around the world.

     With corporate offices in Canton, Ma., and Dallas, Texas, Marketing Specialists Corporation (f/k/a Merkert American Corporation) provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products.

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     To receive Marketing Specialists' (f/k/a Merkert American) latest news release and other corporate documents via FAX at no cost, dial 1.800.PRO.INFO. Use the company's symbol, MKSP.

                 Or visit the company's pages at www.frbinc.com.


This press release contains forward-looking statements within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; principal realignment as a result of mergers or acquisitions; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.